EXHIBIT 99.5
Mellon Financial Corporation
One Mellon Center
500 Grant Street
Pittsburgh, Pennsylvania 15258-0001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Carl Krasik, William E. Marquis and Richard M. Pearlman, or any of them, each with full power of substitution, as attorneys and proxies of the undersigned to vote all Mellon Financial Corporation Common Stock which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Corporation to be held on May 24, 2007, at 10:00 a.m., local time, at The Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania, 15219, and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting. Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of Mellon at the meeting of the shareholder’s decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to Mellon for receipt prior to the special meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.
(Continued, and to be signed and dated, on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
You can now access your Mellon Financial account online.
Access Mellon Financial Corporation shareholder accounts online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for Mellon Financial Corporation, now makes it easy and convenient to get current information on shareholder accounts.

•	View account status
•	View certificate history
•	View book-entry information
•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form
•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.	MARK HERE FOR ADDRESS CHANGE OR COMMENTS	☐

	PLEASE MARK VOTES AS IN THIS EXAMPLE.	☒

1.	To adopt the Amended and Restated Agreement and Plan of Merger, dated as of December 3, 2006, and amended and restated as of February 23, 2007, and further amended and restated as of March 30, 2007, by and between Mellon Financial Corporation (“Mellon”), The Bank of New York Company, Inc. (“Bank of New York”) and The Bank of New York Mellon Corporation (“Newco”), as it may be further amended from time to time, and the transactions contemplated thereby, pursuant to which Mellon and Bank of New York will be successively merged with and into a newly formed holding company, The Bank of New York Mellon Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐	3.	To approve the number of authorized shares of Newco capital stock as set forth in Newco’s certificate of incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve a provision in the certificate of incorporation of Newco requiring the affirmative vote of the holders of at least 75 percent of the voting power represented by the outstanding voting shares of Newco in order for the shareholders to modify, amend or repeal the arrangements contained in Article Five of Newco’s bylaws during the first 36 months following completion of the transaction, or to adopt any bylaw provision or other resolution inconsistent with such arrangements.	FOR ☐	AGAINST ☐	ABSTAIN ☐	4.	To adjourn the Mellon special meeting, if necessary or appropriate, including to solicit additional proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Date	Signature	Date

The proxy holder may vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder must sign. Please complete, date, sign and mail this proxy promptly in the enclosed postage-paid envelope.

▲ FOLD AND DETACH HERE ▲

Choose MLinkTM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Vote by Internet or Telephone or Mail
Internet and Telephone voting is available 24 Hours a Day, 7 Days a Week until 11:59 PM on May 23, 2007.
A shareholder’s telephone or Internet vote authorizes the named proxies to vote shares in the same manner as if the shareholder marked, signed and returned this proxy card.

Internet	OR	Telephone	OR	Mail
http://www.proxyvoting.com/mel		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If a shareholder votes by Internet or by telephone,
there is NO need to mail back this proxy card.
Shareholders can view the Joint Proxy Statement/Prospectus
on the Internet at www.mellon.com/jointproxy

Mellon Financial Corporation
Confidential Ballot for 2007 Special Meeting of Shareholders
YOU MAY VOTE BY TOLL-FREE TELEPHONE
OR ON THE INTERNET
(OR COMPLETE THE VOTING INSTRUCTION FORM BELOW
AND RETURN IT BY MAIL)

Call Toll-Free
on a Touch-Tone Phone:	To Vote by Internet
24 hours a day, 7 days a week	Visit:
(U.S. and Canada only)	https://www.proxyvotenow.com/mel
1 888 216-1294

Have this Form available when you call the toll-free number,	Have this Form available and follow the direction.
and follow the prompts.
If you choose to vote by mail, complete the Form below and mail it promptly in its entirety in the postage-paid envelope provided (U.S. & Puerto Rico only). Please mail in advance, so that your instruction may be received no later than
5 p.m. Eastern Daylight Time on May 18.
     You need not return the form if you have voted by telephone or Internet.
Your vote must be received by 5 p.m. Eastern Daylight Time on
May 18, 2007, to be counted.
Mellon Financial Corporation
Confidential Ballot for 2007 Special Meeting of Shareholders
•	Mellon 40l(k) Retirement Savings Plan (“401(k)”)

•	Mellon Employee Stock Purchase Plan (“ESPP”)
This is a ballot for giving voting instructions for the shares of Mellon Financial Corporation stock held in your account in each of the above plans (the “Plans”) in which you participate.
By properly submitting your voting instructions, you authorize Mellon Bank, N.A., as trustee (the “Trustee”) of the 401(k) and Mellon Investor Services, as administrator of the ESPP, to vote all shares held in your accounts for the Plans as you direct. Such shares will be voted at the Special Meeting of Shareholders of Mellon Financial Corporation to be held on May 24, 2007, and at any adjournment thereof. Your voting instructions must be received by May 18, 2007, in order to be counted. All voting instructions are submitted to an independent proxy tabulator, who is obligated to hold them in confidence and not to reveal your individual votes to any person, including Mellon, except as may be required by law.
If you properly provide instructions by mail, telephone or Internet as described on this card, your shares will be voted according to you instructions. If you properly sign and return this ballot but fail to provide a specific voting direction for a particular proposition on the ballot, then any shares you hold in the 401 (k) and the ESPP will be voted in accordance with the recommendation of the Board of Directors on such proposition. If you provide voting instructions by telephone or Internet, you must provide voting directions as to cash proposition on the ballot in order for your instructions to be effective.
If you do not properly sign and return this ballot or provide instructions by telephone or internet, then (1) for shares held in the ESPP, no vote will be recorded and (2) for shares held in the 401(k), the Trustee will vote your shares “FOR”, “AGAINST” or “ABSTAIN” in the same proportions as it votes the shares for which proper instructions are timely received. Consequently, a failure to provide instructions is not equivalent to voting “FOR”, “AGAINST” or “ABSTAIN” with respect to any proposition on the ballot but will have the effect described in this ballot.
(Continued, and to be signed and dated on the reverse side.)

Please mark your votes as indicated in this example	☑
Mellon Financial Corporation’s Board of Directors recommends a Vote FOR Proposals 1,2,3 and 4.
Proxy Item 1 — To adopt the Amended and Restated Agreement and Plan of Merger, dated as of December 2, 2006 and amended and restated as of February 23, 2007, and further amended and restated as of March 30, 2007, by and between Mellon Financial Corporation (“Mellon”), The Bank of New York Company, Inc. (“Bank of New York”) and The Bank of New York Mellon Corporation (“Newco”), as it may be further amended from time to time, and the transactions contemplated thereby, pursuant to which Mellon and Bank of New York will be successively merged with and into a newly formed holding company, The Bank of New York Mellon Corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐
Proxy Item 2 — To approve a provision in the certificate of incorporation of Newco requiring the affirmative vote of the holders of at least 75 percent of the voting power represented by the outstanding voting shares of Newco in order for the shareholders to modify, amend or repeal the arrangements contained in Article Five of Newco’s bylaws during the first 36 months following completion of the transaction, or to adopt any bylaw provision or other resolution inconsistent with such arrangements.

FOR	AGAINST	ABSTAIN
☐	☐	☐
Proxy Item 3 — To approve the number of authorized shares of Newco capital stock as set forth in Newco’s certificate of incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐
Proxy Item 4 — To adjourn the Mellon special meeting, if necessary or appropriate, including to solicit additional proxies.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Comments

	Date	,	2007

Signature

Please date and sign exactly as name appears hereon.

Subject: Mellon Special Meeting Shareholder Voting Material — IMPORTANT!
Dear Mellon Shareholder,
You are receiving this e-mail because as of April 12, 2007, you held Mellon Financial Corporation (“Mellon”) Common Stock (“Stock”) in either or both of the Mellon 401(k) Retirement Savings Plan (“401(k)”) or the Employee Stock Purchase Plan (“ESPP”). The 401(k) and the ESPP together are referred to as the “Plans”.
As a holder of Stock in the Plans, you are entitled to direct the voting of your shares at the Special Meeting of Shareholders. It is important that we obtain votes from each of our shareholders, so please provide your voting instructions now.
Your voting instructions must be received by 5 p.m. Eastern Daylight Time on May 18, 2007 in order to be counted.
The voting process is quick and easy — either click on the following link to the Internet voting site (which also contains the joint proxy statement/prospectus of Mellon and The Bank of New York), or call the telephone number below to access the telephone voting site. Please have the unique control number provided below handy — you’ll need it to enter your voting instructions.
YOUR CONTROL NUMBER IS:
INTERNET: To view the joint proxy statement/prospectus and vote by Internet, connect to the secure electronic voting site at https://www.proxyvotenow.com/mel and follow the prompts.
TELEPHONE: To vote by telephone, please view the joint proxy statement/prospectus at www.mellon.com/jointproxy, then call 1 (888) 216-1294 and follow the prompts.
If you prefer to vote by hard copy, please call 1 (866) 252-6890 and follow the prompts. You will be mailed a hard copy voting card and the joint proxy statement/prospectus, together with a postage paid return envelope. (You will need your control number to enter such a request.) Be sure to allow adequate mailing time because your vote must be received by May 18, 2007 to be counted. Also, you may view the joint proxy statement/prospectus without going to the electronic voting site by visiting www.mellon.com/jointproxy. If you would like to receive a hard copy of the joint proxy statement/prospectus (without a voting card), you may request it by calling Mellon Investor Services at 1 (800) 205-7699 within the United States or (201) 680-6578 outside the United States, or Telecommunication Device for the Deaf (TDD) lines: 1 (800) 231-5469 within the United States or (201) 680-6610 outside the United States.
When you vote, you will be directing the vote of all shares of Stock held in your account in each of the Plans in which you participate. By properly submitting your voting instructions, you authorize Mellon Bank, N.A., as trustee (the “Trustee”) of the 401(k), and Mellon Investor Services, as administrator of the ESPP, to vote all shares held in your accounts for the Plans as you direct. Such shares will be voted at Mellon’s Special Meeting of Shareholders, which will be held on May 24, 2007, and at any adjournment thereof. Your voting instructions are submitted directly to an independent proxy tabulator, who is obligated to hold them in confidence and not to reveal your individual votes to any person, including Mellon, except as may be required by law.
If you properly provide instructions by telephone or Internet as described in this e-mail or if you properly submit a hard copy voting card, your shares will be voted according to your instructions. You must provide voting instructions as to each proposition on the ballot in order for your Internet or telephone voting instructions to be effective. If you properly submit a hard copy voting card without providing voting instructions, your shares will be voted in accordance with the recommendation of the Board of Directors on each proposition.
If you do not properly submit a hard copy voting card or provide voting instructions by telephone or Internet, then (1) for shares held in the ESPP, no vote will be recorded and (2) for shares held in the 401(k), the Trustee will vote your shares “FOR”, “AGAINST” OR “ABSTAIN” in the same proportions as it votes the shares for which properly conveyed instructions are timely received. Consequently, a failure to provide instructions is not equivalent to voting “FOR”, “AGAINST” OR “ABSTAIN” with respect to any propositions on the ballot.
Your vote is important.
Thank you.

Mellon Financial Corporation
Elective Deferred Compensation Plan (Post 12/31/04) and Elective Deferred Compensation Plan for Senior Officers (Post 12/31/04) Trust Confidential Ballot
This is a ballot for voting the shares of Mellon Financial Corporation stock held by PNC Bank, National Association, as Trustee of the Mellon Financial Corporation Elective Deferred Compensation Plan for Directors (Post 12/31/04) Trust. Please complete the ballot and return it in the envelope provided. PNC Bank, National Association, as Trustee of the Trust, will vote the shares held in the Trust as to which you have voting authority as directed on the ballot at the Special Meeting of Shareholders of Mellon Financial Corporation to be held on May 24, 2007 and any adjournment thereof.
Indicate your voting instructions for each proposition on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 19, 2007 in order to be counted. Your voting instructions will be kept confidential.
If you properly sign and return your ballot, the Trustee will vote the shares as to which you have voting authority according to your instructions. If you fail to provide voting instructions for any of the propositions on the ballot, the Trustee will vote the shares as to which you have voting authority in the same proportions as it votes the respective Trust’s shares for which signed voting directions are timely received.
If you do not properly sign and return your ballot the Trustee will vote the shares as to which you have voting authority “FOR”, “AGAINST”, or “ABSTAIN” in the same proportions as it votes the respective Trust’s shares for which signed voting directions are timely received. Consequently, a failure to sign and return a ballot is not equivalent to voting “FOR”, “AGAINST”, or “ABSTAIN” with respect to any of the propositions on the ballot.
(Continued, and to be signed and dated, on reverse side)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

MARK HERE FOR ADDRESS CHANGE OR COMMENTS	☐

PLEASE MARK VOTES AS IN THIS EXAMPLE	☑

1.  To adopt the Amended and Restated Agreement and Plan of Merger, dated as of December 3, 2006, and amended and restated as of February 23, 2007, and further amended and restated as of March 30, 2007, by and between Mellon Financial Corporation (“Mellon”), The Bank of New York Company. Inc. (“Bank of New York”) and The Bank of New York Mellon Corporation (“Newco”), as it may be further amended from time to time, and the transactions contemplated thereby, pursuant to which Mellon and Bank of New York will be successively merged with and into a newly formed holding company, The Bank of New York Mellon Corporation.
FOR ☐	AGAINST ☐	ABSTAIN ☐

2.  To approve a provision in the certificate of incorporation of Newco requiring the affirmative vote of the holders of at least 75 percent of the voting power represented by the outstanding voting shares of Newco in order for the shareholders to modify, amend or repeal the arrangements contained in Article Five of Newco’s bylaws during the first 36 months following completion of the transaction, or to adopt any bylaw provision or other resolution inconsistent with such arrangements.
FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the number of authorized shares of Newco capital stock as set forth in Newco’s certificate of incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To adjourn the Mellon special meeting, if necessary or appropriate, including to solicit additional proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

(Signature of Shareholder)

(Signature of Shareholder)

Dated:	, 2007

Mellon Financial Corporation
Elective Deferred Compensation Plan for Directors (Post 12/31/04) Trust Confidential Ballot
This is a ballot for voting the shares of Mellon Financial Corporation stock held by PNC Bank, National Association, as Trustee of the Mellon Financial Corporation Elective Deferred Compensation Plan for Directors (Post 12/31/04) Trust. Please complete the ballot and return it in the envelope provided. PNC Bank, National Association, as Trustee of the Trust, will vote the shares held in the Trust as to which you have voting authority as directed on the ballot at the Special Meeting of Shareholders of Mellon Financial Corporation to be held on May 24, 2007 and any adjournment thereof.
Indicate your voting instructions for each proposition on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 19, 2007 in order to be counted. Your voting instructions will be kept confidential.
If you properly sign and return your ballot, the Trustee will vote the shares as to which you have voting authority according to your instructions. If you fail to provide voting instructions for any of the propositions on the ballot, the Trustee will vote the shares as to which you have voting authority in the same proportions as it votes the respective Trust’s shares for which signed voting directions are timely received.
If you do not properly sign and return your ballot, the Trustee will vote the shares as to which you have voting authority “FOR”, “AGAINST”, or “ABSTAIN” in the same proportions as it votes the respective Trust’s shares for which signed voting directions are timely received. Consequently, a failure to sign and return a ballot is not equivalent to voting “FOR”, “AGAINST”, or “ABSTAIN” with respect to any of the propositions on the ballot.
(Continued, and to be signed and dated, on reverse side)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

MARK HERE FOR ADDRESS CHANGE OR COMMENTS	☐

PLEASE MARK VOTES AS IN THIS EXAMPLE	☑

1.  To adopt the Amended and Restated Agreement and Plan of Merger, dated as of December 3, 2006, and amended and restated as of February 23, 2007, and further amended and restated as of March 30, 2007, by and between Mellon Financial Corporation (Mellon), The Bank of New York Company. Inc. (“Bank of New York”) and The Bank of New York Mellon Corporation (“Newco”), as it may be further amended from time to time, and the transactions contemplated thereby, pursuant to which Mellon and Bank of New York will be successively merged with and into a newly formed holding company, The Bank of New York Mellon Corporation.
FOR ☐	AGAINST ☐	ABSTAIN ☐

2.  To approve a provision in the certificate of incorporation of Newco requiring the affirmative vote of the holders of at least 75 percent of the voting power represented by the outstanding voting shares of Newco in order for the shareholders to modify, amend or repeal the arrangements contained in Article Five of Newco’s bylaws during the first 36 months following completion of the transaction, or to adopt any bylaw provision or other resolution inconsistent with such arrangements.
FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the number of authorized shares of Newco capital stock as set forth in Newco’s certificate of incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To adjourn the Mellon special meeting, if necessary or appropriate, including to solicit additional proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

(Signature of Shareholder)

(Signature of Shareholder)

Dated:	,	2007

Mellon Financial Corporation
Deferred Share Award Trusts Confidential Ballot
This is a ballot for voting the shares of Mellon Financial Corporation stock held by Wachovia Bank, N.A., as Trustee of the Mellon Financial Corporation Deferred Share Award Trust 1 and Deferred Share Award Trust 2. Please complete the ballot and return it in the envelope provided. Wachovia Bank, N.A., as Trustee of the Trusts, will vote the shares held in the Trusts as to which you have voting authority as directed on the ballot at the Special Meeting of Shareholders of Mellon Financial Corporation to be held on May 24, 2007 and any adjournment thereof.
Indicate your voting instructions for each proposition on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 19, 2007 in order to be counted. Your voting instructions will be kept confidential.
If you properly sign and return your ballot, the Trustee will vote the shares as to which you have voting authority according to your instructions. If you fail to provide voting instructions for any of the propositions on the ballot, the Trustee will vote the shares as to which you have voting authority in the same proportions as it votes the respective Trust’s shares for which signed voting directions are timely received.
If you do not properly sign and return your ballot, the Trustee will vote the shares as to which you have voting authority “FOR”, “AGAINST”, or “ABSTAIN” in the same proportions as it votes the respective Trust’s shares for which signed voting directions are timely received. Consequently, a failure to sign and return a ballot is not equivalent to voting “FOR”, “AGAINST”, or “ABSTAIN” with respect to any of the propositions on the ballot.
(Continued, and to be signed and dated, on reverse side)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

MARK HERE FOR ADDRESS CHANGE OR COMMENTS	☐

PLEASE MARK VOTES AS IN THIS EXAMPLE	☑

1.  To adopt the Amended Restated Agreement and Plan of Merger, dated as of December 3, 2006, and amended and restated as of February 23, 2007, and further amended and restated as of March 30, 2007, by and between Mellon Financial Corporation (“Mellon”), The Bank of New York Company. Inc. (“Bank of New York”) and The Bank of New York Mellon Corporation (“Newco”), as it may be further amended from time to time, and the transactions contemplated thereby, pursuant to which Mellon and Bank of New York will be successively merged with and into a newly formed holding company, The Bank of New York Mellon Corporation.
FOR ☐	AGAINST ☐	ABSTAIN ☐

2.  To approve a provision in the certificate of incorporation of Newco requiring the affirmative vote of the holders of at least 75 percent of the voting power represented by the outstanding voting shares of Newco in order for the shareholders to modify, amend or repeal the arrangements contained in Article Five of Newco’s bylaws during the first 36 months following completion of the transaction or to adopt any bylaw provision or other resolution inconsistent with such arrangements.
FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve the number of authorized shares of Newco capital stock as set forth in Newco’s certificate of incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To adjourn the Mellon special meeting, if necessary or appropriate, including to solicit additional proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

(Signature of Shareholder)

(Signature of Shareholder)

Dated:	,	2007